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                                                             Exhibit (p)(4)


                             UOB GLOBAL CAPITAL LLC

                                 CODE OF ETHICS


         This Code of Ethics regarding conflicts of interest applies to all employees of UOB Global Capital LLC ("UOBGC") and its subsidiaries ("Employees"). It covers the following topics: (1) prohibitions related to material, nonpublic information; (2) personal securities investing; (3) service as a director; and (4) UOBGC's gift and entertainment policy. This Code also imposes on Employees certain reporting obligations which are specified below. Adherence to this Code is a fundamental and absolute condition of service with UOBGC.

         No Code of Ethics can address every circumstance that may give rise to a conflict, a potential conflict or an appearance of a conflict of interest. Therefore, every Employee is expected to be alert to any actual, potential or appearance of a conflict of interest with UOBGC clients and to conduct himself or herself with good judgment. Failure to exercise good judgment, as well as violations of this Code, may result in the imposition of sanctions on the Employee, including suspension or dismissal.

STATEMENT OF GENERAL PRINCIPLES

         As a fiduciary, UOBGC owes an undivided duty of loyalty to its clients. It is UOBGC's policy that Employees conduct themselves so as to avoid not only actual conflicts of interest with UOBGC clients, but also that they refrain from conduct which could give rise to the appearance of a conflict of interest that may compromise the trust our clients have placed in us.

         The Code of Ethics is designed to ensure, among other things, that the personal securities transactions of all Employees are conducted in accordance with the following principles:

     i. a duty at all times to place the interests of UOBGC clients first and foremost;

    ii. the requirement that all personal securities transactions be conducted in a manner consistent with this Code of Ethics and in such a manner as to avoid any actual, potential or appearance of a conflict of interest or any abuse of an Employee's position of trust and responsibility; and

   iii. the requirement that Employees should not take inappropriate advantage of their positions.

         UOBGC's policy is to avoid conflicts and, where they unavoidably occur, to resolve them in a manner that clearly places our clients' interests first.

         In addition to the specific prohibitions on certain personal securities transactions as set forth herein, all Employees are prohibited from:

     i. employing any device, scheme or artifice to defraud any prospect or client;

    ii. making to any prospect or client any untrue statement of a material fact or omitting to state to such prospect or client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;


Rev. 03-08-99

   iii. engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any prospect or client;

    iv. engaging in any manipulative practice with respect to any prospect or client; or


     v. revealing to any other person (except in the normal course of his or her duties on behalf of a client) any information regarding securities transactions by any client or the consideration of any client or UOBGC of any securities transactions.

1.  MATERIAL, NONPUBLIC INFORMATION

1.1 RESTRICTION ON TRADING OR RECOMMENDING TRADING. Each Employee is reminded that it constitutes a violation of the federal securities laws for any person to trade in or recommend trading in the securities of a company while in possession of material, nonpublic information concerning that company, or to disclose such information to any person not entitled to receive it if there is reason to believe that such information will be used in connection with a trade in the securities of that company. Violations of federal law may give rise to civil as well as criminal liability, including the imposition of monetary penalties. Tippees (i.e., persons who receive material, nonpublic information) also may be held liable if they trade or pass along such information to others.

1.2 WHAT IS MATERIAL, NONPUBLIC INFORMATION? "Material information" is any information about a company which, if disclosed, is likely to affect the market price of the company's securities or to be considered important by an average investor in deciding whether to purchase or sell those securities. Examples of information which should be presumed to be "material" are matters such as dividend increases or decreases, earnings estimates by the company, changes in the company's previously released earnings estimates, significant new products or discoveries, major litigation by or against the company, liquidity or solvency problems, extraordinary management developments, significant merger or acquisition proposals, or similar major events which would be viewed as having materially altered the "total mix" of information available regarding the company or the market for any of its securities.

"Nonpublic information", often referred to as "inside information", is information that has not yet been publicly disclosed. Information about a company is considered to be nonpublic information if it is received under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company or its insiders, or that the recipient knows to have been furnished by someone in breach of a fiduciary obligation. Courts have held that fiduciary relationships exist between a company and another party in a broad variety of situations involving a relationship between a company and its lawyers, investment bankers, financial printers, employees, technical advisors and others.

Information should not be considered to have been publicly disclosed until a reasonable time after it has been made public (for example, by a press release). Someone with access to inside information may not "beat the market" by trading simultaneously with, or shortly after, the official release of material information.

1.3 REPORTING REQUIREMENT. Whenever an Employee believes that he or she may have come into possession of material, nonpublic information about a public company, he or she personally must immediately notify the Compliance Officer (as defined below) and should not discuss such information with anyone else. For Employees other than the Managing Director, the "Compliance Officer" shall be the individual so designated by the company, and for that individual, the "Compliance Officer" shall be the Managing Director.


Rev. 03-08-99                                                                 2

1.4 SANCTIONS. Any Employee who knowingly trades or recommends trading while in possession of material, nonpublic information may be subject to civil and criminal penalties, as well as to immediate suspension and/or dismissal.

2.   PERSONAL SECURITIES INVESTING

2.1  PRE-CLEARANCE REQUIREMENTS

     (a) TRANSACTIONS COVERED BY THIS CODE.

         (1) All transactions by Employees in investments made for their own accounts, as well as all transactions in certain other accounts, are subject to the preclearance procedures, trading restrictions and reporting requirements described below, unless otherwise indicated. For a listing of the Employee and other accounts subject to these restrictions and requirements ("Covered Accounts"), see APPENDIX A attached hereto.

         (2) Transactions in the following investments ("Exempt Investments") or types of transactions ("Exempt Transactions") are not subject to the trading restrictions or other requirements of this Code and need not be pre-cleared or reported:

- REGISTERED OPEN-END INVESTMENT COMPANIES (that is, mutual funds but not closed-end funds);

- Securities which are DIRECT OBLIGATIONS OF THE UNITED STATES (i.e., treasuries);

-    BANK CERTIFICATES OF DEPOSIT;

- NON-VOLITIONAL TRADES. Transactions which are non-volitional on the part of the Employee (such as the receipt of securities pursuant to a stock dividend or merger);

- AUTOMATIC TRANSACTIONS. Purchases of the stock of a company pursuant to an automatic dividend reinvestment plan or an employee stock purchase plan sponsored by such company; and

- RIGHTS OFFERINGS. Receipt or exercise of rights issued by a company on a PRO RATA basis to all holders of a class of security. Employees must, however, preclear transactions for the acquisition of such rights from a third party or the disposition of such rights.

     (b) PRE--CLEARANCE REQUIREMENT. Employees are prohibited from effecting or permitting the purchase, sale or transfer by gift, directly or indirectly, of any public or nonpublic security or other instrument by or for any Covered Account without obtaining pre-clearance of each such transaction pursuant to the procedure set forth below, which requires the prior approval of the Compliance Officer.

The pre-clearance procedure is as follows:

         (1) The Employee requests approval by submitting a completed Pre-Clearance of Personal Trade Request form to the Compliance Officer. The Compliance Officer will notify the employee if and when a pre-clearance request has been approved, and no trade may be effected prior to receipt of such notice from the Compliance Officer.

         (2) If an Employee receives permission to trade a security or instrument, the trade must be executed by the close of business on the fifth business day following.


Rev. 03-08-99                                                                 3

     (c) TRANSACTIONS THAT DO NOT NEED TO BE PRE-CLEARED BUT MUST BE REPORTED. The pre-clearance requirements (and the trading restrictions on personal investing described below) do not apply to the following transactions:

     - NON-DISCRETIONARY ACCOUNTS. Transactions effected in any Covered Account over which the Employee has no direct or indirect influence or control (a "Non-Discretionary Account"). An Employee shall be deemed to have "no direct or indirect influence or control" over an account only if the following conditions are met: (i) investment discretion for such account has been delegated in writing to an independent fiduciary and such investment discretion is not shared with the Employee, or decisions for the account are made by a family member and not by the Employee, (ii) the Employee (and, where applicable, the family member) certifies in writing that he or she has not and will not discuss any potential investment decisions with such independent fiduciary or family member, and (iii) the Compliance Officer has determined that the account satisfies the foregoing requirements.

     - GOVERNMENTAL ISSUES. Investments in the debt obligations of Federal agencies or of state and municipal governments or agencies.

     - TRANSACTIONS OF AN INVESTMENT CLUB, where the spouse of an employee (but not the employee) is a member, are subject only to the reporting requirements of this code and not to the other requirements.


 2.2     TRADING RESTRICTIONS ON PERSONAL INVESTING

         All transactions in Covered Accounts which are Subject to the pre-clearance requirements specified in this Code are also subject to the following trading restrictions:

     (a) BLACKOUT RESTRICTIONS. Transactions in Covered Accounts generally will not be precleared for a period before and after a client account trades in the same security or instrument.

     (b) BLACKOUT PERIODS.

         (1) An Employee may not buy or sell, or permit any Covered Account to buy or sell, a security or any instrument within seven calendar days before or after the day on which any client account trades in the same security or instrument or in a security convertible into or exchangeable for such security or instrument (including options).

         (2) In the event there is a trade in a client account in the same security or instrument within a blackout period, the Employee will be required to close out the position and to disgorge any profit to a charitable organization chosen by the Compliance Officer; provided, however, that if an Employee has obtained preclearance for a transaction and a subsequent client trade occurs within the blackout period, the Compliance Officer, upon a demonstration of hardship or extraordinary circumstances, may determine to review the application of the disgorgement policy to such transaction and may impose alternative restrictions on the Employee's position.

     (c) SHORT-TERM TRADING. While there is no prohibition in this Code on short-term trading profits per se, the Compliance officer will monitor reports and address any abuses of short-term trading profits on a case by case basis. To avoid doubt, employees are advised to avoid the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within a 60 calendar day period. Employees may be required to disgorge any profits on personal trades executed within the above proscribed periods.


Rev. 03-08-99                                                                 4
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     (d) PUBLIC OFFERINGS. No Employee may purchase or permit any Covered
Account to purchase a security offered pursuant to a public offering, wherever such offering is made (i.e., purchases in public offerings made outside the United States also are prohibited).

     (e) PRIVATELY-ISSUED SECURITIES. Securities held for non-investment purposes: Employees may invest in residential cooperatives, private recreational clubs (such as sports clubs, country clubs, luncheon clubs and the like) for their personal use; such investments are not subject to the pre-clearance procedures, trading restrictions and reporting requirements unless the Employee's investing is part of a business conducted by the Employee.

     A proposed client trade of any class of security of an issuer must be brought to the attention of the Compliance Officer if an Employee who participated (or will participate) in a decision to recommend the client trade previously acquired, through a private placement (and continues to hold), shares of any class of security of such issuer and such proposed trade must be independently reviewed by the Compliance Officer or his or her designee and approved or disapproved by the Compliance Officer or such designee.

     (f) EXCEPTIONS. The Compliance Officer may in rare instances grant exceptions from these trading restrictions upon written request. Employees must demonstrate hardship or extraordinary circumstances. Any exceptions granted will be reported to the Board of Directors at least annually.

3.   SERVICE AS A DIRECTOR

     (a) An Employee, before serving as a director or trustee of any public or private company, or non-profit or charitable institution, or residential cooperative, must disclose this in writing to the Compliance Officer or his or her designee. If, in the course of such service, he or she gives advice with respect to the management of that entity's own funds or funds advised by the entity, prior written permission for such service must be received from the Compliance Officer or his or her designee.

     (b) If an Employee serving on the board of directors or advisers of any entity comes into possession of material, nonpublic information through such service, he or she must immediately notify the Compliance Officer.

4.   GIFTS AND ENTERTAINMENT

         In order to MINIMIZE any conflict, potential conflict or appearance of conflict of interest, Employees are subject to the following restrictions and guidelines with respect to gifts made to or received from, and entertainment with, a person that does business with or provides services to UOBGC, that may do business or is being solicited to do business with UOBGC or that is associated with an organization that does or seeks to do business with UOBGC (a "Business Associate"):

     (a) Gifts. An Employee may not retain a gift received from or make a gift to a Business Associate valued at $100 or more without the approval of the Compliance Officer.

         (1) Employees may not give, and must tactfully refuse, any gift of cash, a gift certificate or a gift that is substantially the same as cash.

         (2) Generally, a gift from UOBGC should bear the UOBGC name so that it is easily recognizable as advertising, such as commemorative lucite "tombstones" or desk accessories engraved with the UOBGC name, unless the gift is of value less than $50. Gifts should not be given to an employee of any securities firm which is making a public offering of a fund advised by UOBGC nor given in connection with the acquisition of a new client by UOBGC.


Rev. 03-08-99                                                                 5

     (b) Entertainment. Each Employee is expected to use professional judgment, subject to review by his or her supervisor, in entertaining and in being entertained by a Business Associate.

         (1) Provided that the Employee and Business Associate both attend, an Employee may accept from, or provide to, a Business Associate, within the dollar limits established by the Compliance Officer:
              (i) an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety or (ii) a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting.

         (2) If the Employee and the Business Associate are not both present at such sporting, theater or other entertainment event, the entertainment should be deemed a gift, subject to the foregoing $100 limit.

5.   REPORTS

         In order to implement the general principles, restrictions and prohibitions contained in this Code of Ethics, each Employee is required to file the following periodic reports;

     (a) INITIAL CERTIFICATION AND SCHEDULES. Within 10 days of commencing employment at UOBGC, or by March 31, 1999, whichever is later, each Employee shall submit to the Compliance Officer:

         (1) a signed Initial Certification of Compliance with the UOBGC Code of Ethics; and

         (2) schedules listing (i) all Covered Accounts, (ii) all public and private securities and instruments directly or indirectly held by any Covered Account (except for Non-Discretionary Accounts) of such Employee (other than Exempt Investments), with nonpublic securities plainly indicated and (iii) directorships (or similar positions) of for-profit, non profit and other enterprises.

     (b) CONFIRMATIONS AND MONTHLY STATEMENTS. Each Employee shall cause to be provided to the Compliance Officer:

         (1) duplicate copies of confirmations of all transactions in each Covered Account (except for Non-Discretionary Accounts); and

         (2) not later than 10 days after the end of each month, monthly statements (if any are regularly prepared) for each Covered Account (except for Non-Discretionary Accounts).


     (c) Periodic Certification. Each Employee shall provide or cause to be provided, to the Compliance Officer, not later than 10 days after the end of each calendar quarter (in the case of Non-Discretionary Accounts, not later than 45 days after the end of each calendar year), a signed Periodic Certification of Compliance with the UOBGC Code of Ethics containing:

         (1) with respect to Personal trades during such quarter, and to the extent not provided in the foregoing monthly statements, (i) the date of each transaction, the title and number of securities and the principal amount of each security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price at which the transaction was effected; and (iv) the name of the broker, dealer or bank with or through which the transaction was effected;


Rev. 03-08-99                                                                 6

         (2) to the extent not included in the foregoing monthly statements, a schedule listing any changes or transactions in (i) all Covered Accounts and (ii) all public and private securities and instruments directly or indirectly held by any Covered Account of such Employee (other than Exempt Investments), with nonpublic securities plainly indicated;

         (3) with respect to Non-Discretionary Accounts, if any, certifications that such Employee does not discuss any investment decisions with the person making investment decisions;

         (4) a schedule listing any changes in directorships (or similar positions) of for-profit, non- profit and other enterprises; and

         (5) with respect to any nonpublic security owned by such Employee, a statement indicating whether the issuer has changed its name or publicly issued securities during such calendar quarter.

     (d) ANNUAL CERTIFICATION. Each Employee shall provide to the Compliance Officer, not later than 10 days after the end of each calendar year, a signed Annual Certification of Compliance with the UOBGC Code of Ethics.

     (e) EXEMPT INVESTMENTS. Confirmations and periodic reports need not be provided with respect to Exempt Investments.

     (f) DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report required under this Code of Ethics may contain a statement that such report is not to be construed as an admission by the person making the report that he or she has any direct and indirect beneficial ownership of the security to which the report relates.

6.   MISCELLANEOUS

     (a) INTERPRETATION. The provisions of this Code of Ethics will be interpreted by the Compliance Officer. Questions of interpretation should be directed to the Compliance Officer or his or her designee.

     (b) SANCTIONS. If advised of a violation of this Code of Ethics by an Employee, the Compliance Officer or, in the case of the Compliance Officer, the Board of Directors, may impose such sanctions as are deemed appropriate. Any violations of this Code of Ethics and sanctions therefor will be reported to the Board of Directors at least annually.

     (c) EFFECTIVE DATE. This Code of Ethics shall be effective as of March 31, 1999.


Rev. 03-08-99                                                                 7
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APPENDIX A

COVERED ACCOUNTS

         The Code of Ethics applies to all transactions in the following investment accounts ("Covered Accounts"):

         (1) accounts held for your benefit by you or other persons (including nominees, custodians, brokers, pledgees, partnerships, personal holding companies, trustees or other fiduciaries);

         (2) accounts held by (or for the benefit of) your spouse or any children or relatives who share your home;

         (3) accounts (other than UOBGC client accounts) for which you have or share, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise:

         (i) voting power (which includes power to vote, or to direct the voting of, a security), or

         (ii) investment power (which includes the power to dispose, or to direct the disposition), of a security; or

         (4) accounts held by any other person to whose support you materially contribute or in which, by reason of any agreement or arrangement, you have or share benefits substantially equivalent to ownership, including, for example:

         (i) arrangements (which may be informal) under which you have agreed to share the profits from an investment, and

         (ii) accounts maintained or administered by you for a relative (such as children or parents) who do not share your home.


Rev. 03-08-99                                                                 8

                                                                      APPENDIX A

                                 CODE OF ETHICS

                              ACKNOWLEDGEMENT FORM



I hereby acknowledge receipt of a copy of UOB Global Capital's Code of Ethics and agree that as an Employee I am subject to and will abide by its provisions and all amendments thereto.






------------------------------                                ----------------
Signature                                                     Date





-------------------------------
Print Name

PLEASE RETURN THIS FORM TO THE COMPLIANCE OFFICER


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                                                                     APPENDIX B

                             EXISITING ACCOUNT FORM

I, ___________________________, am reporting that I presently (1) DO or (2) DO
NOT (circle one) maintain an investment account registered in my name, the name of my spouse, minor child (as defined under local law) or any other family member, or have a beneficial interest, share in the profits, or exercise discretionary authority for any investment account. If such an account exists, I list below the following information:


BROKER-DEALER NAME                                                    ACCOUNT#
------------------                                                    --------





I understand that if I choose to open an investment account in the future in my name and/or the name of my spouse, minor child, or for which I am an adviser or trustee, I will give written notice to the Compliance Officer within 10 days following the opening of such account.


------------------------------                                ----------------
Signature                                                     Date


-------------------------------
Print Name

PLEASE RETURN THIS FORM TO THE COMPLIANCE OFFICER


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                                                                     APPENDIX C

                               PRE-CLEARANCE FORM

I ________________________________, am contemplating the following securities transaction(s) for an account in which I have a beneficial interest and for which approval to trade is requested. I understand approval, once obtained, is valid for a period of 5 business days, after this time I am required to seek re-approval. Confirmation of the trade will be provided to the compliance officer.

TRADE DATE           BUY/SELL      AMOUNT             SECURITY DESCRIPTION
----------           --------      ------             --------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------




------------------------------               ----------------
Signature                                    Date

This form should now be passed to the Compliance Officer for approvals.



APPROVAL:



-------------------------------             ------------------
Signature                                   Date


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                                                                     APPENDIX D

                     QUARTERLY SECURITIES TRANSACTION REPORT
                   FOR THE CALENDAR QUARTER ENDED ____________

Please check one:


_____ No securities transactions which are required to be reported pursuant to the Investment Adviser's Code of Ethics were effected by me or on my behalf during the quarter referred to above.


_____ I hereby confirm that the brokerage confirmation attached represent all transactions that were effected in securities for which I had, or by reason for such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Investment Adviser's Code of Ethics without exception. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



------------------------------                                ----------------
Signature                                                     Date


-------------------------------
Print Name



THIS REPORT IS REQUIRED TO BE COMPLETED AND RETURNED TO THE COMPLIANCE OFFICER WITHIN 10 CALENDAR DAYS OF THE QUARTER-END.


Rev. 03-08-99